SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BRE PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

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BRE PROPERTIES, INC.

44 Montgomery Street, 36th Floor

San Francisco, CA 94104-4809

April 4, 2003

Dear Shareholder:

It is a pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Thursday, May 22, 2003, at 10:00 a.m. Pacific daylight time, at the Omni San Francisco Hotel, 500 California Street, San Francisco, California.

This booklet includes the notice of meeting and proxy statement, which contain information about the formal business to be acted on by shareholders. The Annual Meeting will also feature a report on the operations of your Company, followed by a question and discussion period. After the Annual Meeting, you will have the opportunity to speak informally with the directors and officers.

At the Annual Meeting, you will be asked to vote on: (i) electing three Class III Directors for a three-year term, (ii) approving the second amended and restated non-employee director stock option and restricted stock plan, (iii) ratifying the appointment of Ernst & Young LLP as independent auditors of the Company, and (iv) such other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE THREE DIRECTOR NOMINEES AND TO APPROVE THE OTHER ITEMS TO BE VOTED ON AT THE ANNUAL MEETING.

It is important that your shares be voted whether or not you plan to be present at the Annual Meeting. Please complete, sign, date and return the enclosed form of proxy promptly, or you may utilize our telephone or Internet proxy authorization procedures, as more fully described in the Proxy Statement and in the enclosed proxy card. If you attend the Annual Meeting and wish to vote your shares personally, you may revoke any previously executed proxy.

Please vote promptly, and we look forward to seeing you at the Annual Meeting.

Sincerely,

BRE PROPERTIES, INC.

Frank C. McDowell

President & Chief Executive Officer

BRE PROPERTIES, INC.

Notice of Annual Meeting of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc., a Maryland corporation, will be held on Thursday, May 22, 2003, at 10:00 a.m. Pacific daylight time, at the Omni San Francisco Hotel, 500 California Street, San Francisco, California, for the following purposes:

1.	To elect three Class III Directors for a three-year term expiring at the annual meeting of shareholders to be held in calendar year 2006, and until their respective successors shall be elected and shall qualify;

2.	To approve the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan;

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record of the Company’s Common Stock at the close of business on March 15, 2003 are entitled to vote at the meeting.

By Order of the Board of Directors

EDWARD F. LANGE, JR.

Secretary

Dated: April 4, 2003

BRE PROPERTIES, INC.

44 Montgomery Street, 36th Floor

San Francisco, CA 94104-4809

Telephone: (415) 445-6530

  Facsimile: (415) 445-6505

Dated: April 4, 2003

PROXY STATEMENT

Annual Meeting of Shareholders

The enclosed proxy is solicited by the Board of Directors of BRE Properties, Inc., a Maryland corporation, for use at the Annual Meeting of Shareholders of BRE to be held on May 22, 2003 at 10:00 a.m. Pacific Daylight time, at the Omni San Francisco Hotel, 500 California Street, San Francisco, California. Holders of record of BRE’s common stock at the close of business on the record date for the meeting, March 15, 2003, are entitled to vote at the Annual Meeting. On the record date, there were 45,977,914 shares of common stock outstanding, each entitled to one vote at the Annual Meeting.

The cost of soliciting proxies will be borne by BRE. Directors, officers and employees of BRE may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy. This Proxy Statement and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about April 15, 2003.

BRE will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. We will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in our Direct Stock Purchase and Dividend Reinvestment Plan, the proxy card represents a voting instruction as to the number of full shares in the plan account, as well as any shares held of record by the shareholder.

In lieu of mailing the proxy card in the postage-paid envelope provided, shareholders of record can authorize the proxies to vote their shares by calling the toll-free telephone number or by accessing the Internet voting website on the proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate shareholders by use of a control number on your proxy card. The procedures allow shareholders to authorize the proxies to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder of record interested in voting by telephone or Internet are set forth on the enclosed proxy card.

All proxies properly authorized or delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by BRE. If no vote is specified in a properly signed or authorixed proxy, the shares represented by such proxy will be voted FOR the election of the three nominees for Class III Director (Proxy Item No. 1), FOR the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (Proxy Item No. 2), FOR the ratification of Ernst & Young LLP as independent auditors (Proxy Item No. 3), and in the proxy holder’s discretion, upon such other business as may properly come before the meeting. The three nominees for election as Class III Directors who receive the highest number of votes cast in person or by proxy at the Annual Meeting, provided a quorum is present, shall be elected as Directors. The affirmative vote of a majority of the votes cast on the matter, in person or by proxy at the Annual Meeting, provided that the total vote cast on the matter represents more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the Second Amended and Restated Non-Employee Director Stock Option

and Restricted Stock Plan. The affirmative vote of a majority of the votes cast on the matter in person or by proxy, at the Annual Meeting provided a quorum is present, is required for the ratification of Ernst & Young LLP as independent auditors of BRE.

In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented but abstains from voting on one or more matters) and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter because it is a non-routine matter) will be counted for purposes of determining whether a quorum is present for the conduct of business at the Annual Meeting. For purposes of the vote on the Plan, an abstention or a broker non-vote will have the same effect as a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event a broker non-vote will not have any effect on the result of the vote.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of BRE a written notice of revocation or by properly delivering or authorizing a proxy bearing a later date, or by attending the meeting and voting in person.

Ernst & Young LLP, a certified public accounting firm, has provided services to BRE during the past fiscal year, which included the examination of our annual report to shareholders on Form 10-K, timely reviews of our quarterly reports, preparation of our federal and state income tax returns, review of SEC registration statements and filings, and accounting consultations. A representative of Ernst & Young LLP will be at the annual meeting of shareholders to respond to appropriate questions concerning the financial statements of BRE and, if desired, can make a statement.

BRE’s principal executive offices are located at 44 Montgomery Street, 36th Floor, San Francisco, California 94104-4809. Our telephone number is (415) 445-6530.

ELECTION OF DIRECTORS

(Proxy Item No. 1)

BRE’s Board of Directors (the “Board”) consists of 10 members, divided into three classes, designated Class I, Class II and Class III. Our charter provides that there shall be from three to 15 Directors, as determined from time to time by the Board. Currently, there are three Class I Directors, four Class II Directors and three Class III Directors.

At the Annual Meeting, three Class III Directors are to be elected for a three-year term (expiring at the annual meeting of shareholders to be held in calendar year 2006) and until the election and qualification of their successors. The persons proposed for re-election as the Class III Directors are William E. Borsari, Edward E. Mace and Frank C. McDowell. The accompanying proxies solicited by the Board will (unless otherwise directed, revoked or suspended) be voted for the re-election of Messrs. Borsari, Mace, and McDowell, who are the present Class III Directors.

In the unanticipated event that any nominee should become unavailable for election, or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment or, if none, at the discretion of the Board, the size of the Board may be reduced.

The following table sets forth certain information as to the nominees, as well as the other current members of the Board, including their age, principal business experience during the past five years, the year they each first became a Director, Board committee membership, and other directorships currently held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an Investment Company under the Investment Company Act of 1940.

Nominees—Class III Directors:

Name	Principal Business Experience During Past Five Years	Age	Director Since (1)	Board Committee Membership
William E. Borsari	Self-employed, private investor. Former Chairman or President, The Walters Management Company, a real estate asset management company, for more than five years.	64	1992	Real Estate**; Audit; Executive

Edward E. Mace	President, Vail Resorts Lodging Company and Rock Resorts International LLC (both subsidiaries of Vail Resorts, Inc.). President and Chief Executive Officer of Fairmont Hotels & Resorts-U.S. /Mexico division, 2000 to 2001. President and Chief Executive Officer of Fairmont Hotels, 1996 to 2000.	51	1998	Compensation, Nominating and Governance; Real Estate

Frank C. McDowell	President and Chief Executive Officer of BRE since June 1995. Chief Executive Officer and Chairman of Cardinal Realty Services, Inc., 1992 to 1995.	54	1995	Executive

Class I Directors—Term Expires in 2004:

Name	Principal Business Experience During Past Five Years	Age	Director Since (1)	Board Committee Membership
Robert A. Fiddaman	Chairman of SSR Realty Advisors, a real estate investment and management firm, from 1996 to 1997. President and Chief Executive Officer of Metric Realty from 1993 to 1996.	65	1998	Audit; Compensation, Nominating and Governance; Real Estate

Roger P. Kuppinger	President, The Kuppinger Company, a private financial advisor to public and private companies, since February 1994. Director, Realty Income Corporation.	62	1995	Audit*; Executive; Real Estate

Jeanne R. Myerson	President & Chief Executive Officer of The Swig Company, a private real estate investment firm, since 1997. President and Chief Executive Officer of The Bailard, Biehl & Kaiser REIT from 1993 to 1997.	50	2002	Audit

Class II Directors—Term expires in 2005:

John McMahan	Chairman of the Board of the Company. Managing Principal, The McMahan Group, real estate strategic management consultants, since 1996. Executive Director, The Center for Real Estate Enterprise Management, since 2000.	65	1993	Executive*; Compensation, Nominating and Governance

L. Michael Foley	Principal, L. Michael Foley and Associates, real estate and corporate consulting, since 1996. Senior Vice President and Chief Financial Officer, Coldwell Banker Corporation, 1995 to 1996. Director and executive committee member, Western Property Trust, 1999 to 2000.	64	1994	Compensation, Nominating and Governance*; Audit; Executive

Gregory M. Simon	Self-employed as a private investor since 1991. Senior Vice President, H.F. Ahmanson & Co. and Home Savings of America, from 1983 to 1991. Officer and Director, Golden Orange Broadcasting, a privately held corporation.	61	1991	Real Estate**; Compensation, Nominating and Governance; Executive

Constance B. Moore	Executive Vice President and Chief Operating Officer of BRE since July 2002. Held several executive positions with Security Capital Group & Affiliates from 1993 to 2002, including Co-Chairman and Chief Operating Officer of Archstone Communities Trust.	47	2002

*	Denotes committee chairman.
**	Denotes committee co-chairman.

(1)	For Messrs. Kuppinger, Simon and Borsari (who joined the Board in March 1996), includes service as a trustee of Real Estate Investment Trust of California, which merged with BRE in March 1996.

Vote Required

The three nominees who receive the highest numbers of votes, in person or by proxy, shall be elected as Class III Directors at the Annual Meeting, if a quorum is present. The Board of Directors unanimously recommends that the shareholders vote FOR Messrs. Borsari, Mace and McDowell.

Board and Committee Meetings; Compensation of Directors

During the year ended December 31, 2002, the Board held 11 regular meetings and no special meetings. All of the Directors attended 75% or more of the meetings of the Board and the committees on which they served during 2002.

The Board has created four committees to effectively direct and review BRE’s operations and strategic activities: Audit, Compensation and Nominating, Executive and Real Estate. The present members of these committees are indicated in the preceding section of this proxy statement.

BRE has an Audit Committee composed exclusively of independent Directors for which information regarding the functions performed by the Committee and its membership, is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board, attached hereto as Annex B. The Audit Committee met formally seven times during 2002.

The Compensation and Nominating Committee reviews the compensation of officers and the management succession plan, administers our stock compensation plans and nominates Directors. The Compensation and Nominating Committee is composed exclusively of independent Directors and met three times during 2002. As of December 31, 2002, the role of this committee has been expanded and it has been renamed the Compensation, Nominating and Governance Committee. A committee charter will be adopted and disclosed once final rules required under the Sarbanes-Oxley Act of 2002 are promulgated. The Compensation, Nominating and Governance Committee will consider nominees recommended by security holders, but has adopted no specific procedure to be followed by security holders in submitting such recommendations.

The Executive Committee reviews capital markets strategy and supervises management’s implementation of such strategy. The Executive Committee also reviews such considerations as growth, geographic concentration and asset type and evaluates and assesses our prospects and future in the industry. The Executive Committee has all powers of the Board in the management and affairs of BRE, subject to limitations prescribed by the Board, the bylaws of BRE and by Maryland law, and generally meets once per quarter. The Executive Committee met numerous times on an informal basis, and met formally four times during 2002.

The Real Estate Committee reviews property performance and annual budgets and approves which assets should be divested. The Real Estate Committee reviews, analyzes and recommends to the Board whether proposed development opportunities and acquisitions should be undertaken. The Real Estate Committee met formally four times during 2002 and held numerous informal meetings, including meetings with management and several property tours.

Through 2002, BRE’s policy has been to pay retainer and meeting fees for non-employee Directors solely in stock options that have an exercise price equal to the fair market value of the Common Stock on the date of grant. The Non-Employee Director Stock Option Plan previously approved by shareholders (the “Director Plan”) provides that each non-employee Director will receive annual stock options for 25,000 shares of Common Stock

(up to 50,000 shares for the Chairman of the Board) in lieu of cash compensation. Options for an additional 5,000 shares may be granted to each non-employee Director if for the preceding fiscal year the increase in BRE’s funds from operations (“FFO”) per share over the prior year places BRE at or above the 80th percentile in this category for the 10 largest publicly traded multifamily real estate investment trusts. In the event that FFO is below the 50th percentile, the non-employee Directors receive no additional options. If FFO places BRE between the 50th to 80th percentiles, the non-employee Directors receive a pro rata number of options. Further, options for up to 8,000 shares will be granted per non-employee Director for committee membership and/or chairmanship. Options granted under the Plan have a term of 10 years and the automatic annual grants become exercisable as to one-twelfth of the options per month, so that the options are fully vested by the first anniversary of the date of grant. The additional option grant for up to 5,000 shares related to the FFO per share increase (if such requirement has been met) vests immediately. All non-employee Directors are also reimbursed for their reasonable out-of-pocket expenses in attending meetings. Based on BRE’s 2002 performance in accordance with the calculation described above, each non-employee Director was eligible to receive 2,950 options in February 2003. The non-employee Directors declined to accept the grant of these options due to the decline in our FFO per share from 2001 to 2002.

Subject to shareholder approval of the proposed Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (the “Proposed Director Plan”), beginning in 2003 non-employee Directors will receive annual compensation comprised of the sum of: (a) $30,000 in cash; (b) stock options and/or share appreciation rights with a Black-Scholes value of $35,000; and (c) restricted common shares with a market price-based value of $35,000 per year. The chairman of the board or lead director will additionally be paid up to $50,000 through a combination of cash, stock options and/or share appreciation rights, and restricted shares. For 2003, this additional annual compensation for the chairman of the board or lead director will be $25,000. Committee chairmen will receive additional annual compensation in the amount of $10,000, paid through a combination of cash, stock options and/or share appreciation rights and restricted shares. The performance-based stock options previously granted under the Director Plan have been eliminated from the Proposed Director Plan and the reload grant program has been suspended. Upon approval of the Proposed Director Plan, option grants may be made in the form of Stock Appreciation Rights (SARs) to reduce the dilutive impact of options on the company. See Proxy Item No. 2 for a summary of the Proposed Director Plan.

The Board adopted a share ownership guideline in 1995. Currently, the guideline states that each new Director must own within three years of joining the Board a number of shares of Common Stock equal to $150,000 divided by the price of a share of the Common Stock on the date they joined the Board. To facilitate share ownership and retention, the Director Plan provided for reload options through 2002, as discussed in footnote 3 on page 12. During 2002, reload options granted to non-employee Directors totaled 377,915. As of January 1, 2003, the reload program has been suspended. As of December 31, 2002, all Directors that have been with BRE for three years were in compliance with the share ownership guideline.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BRE’s Directors and executive officers, and persons who own more than 10 percent (10%) of a registered class of its equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of BRE.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, Directors and greater than 10 percent shareholders were complied with.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 28, 2003, information regarding the shares of Common Stock beneficially owned by each person who is known by BRE to own beneficially more than 5% of our Common Stock, by each Director, by each named executive officer (as hereinafter defined) and by all Directors and executive officers as a group. The amounts shown are based on information provided by the individuals named and designated as a Director (D) or Executive Officer (O).

Name and Address (1)	Number of Common Shares (2)		Shares Upon Exercise of Options (3)	Total Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)(4)
Deutsche Bank AG(5)	4,539,860		—	4,539,860	9.6%
RREEF America LLC(6)	3,825,540		—	3,825,540	8.1%
Frank C. McDowell (D,O)	204,129	(7)	187,158	391,287
Gregory M. Simon (D)	147,741	(8)	125,658	273,399
William E. Borsari (D)	37,538	(9)	158,815	196,353
John McMahan (D)	54,717		131,219	185,936
L. Michael Foley (D)	38,181		136,851	175,032
Roger P. Kuppinger (D)	39,098		129,688	168,786
LeRoy E. Carlson	66,826	(10)	92,305	159,131
Edward Mace (D)	7,414	(11)	146,870	154,284
Robert A. Fiddaman (D)	13,409		137,348	150,757
Edward F. Lange, Jr. (O)	30,391	(12)	15,942	46,333
Constance B. Moore (D,O)	38,200	(13)	—	38,200
Deirdre A. Kuring (O)	11,775	(14)	16,666	28,441
Jeanne R. Myerson (D)	—		24,749	24,749
Bradley P. Griggs (O)	3,750	(15)	—	3,750
All Directors and executive officers as a group				1,996,438	4.2%

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o BRE Properties, Inc., 44 Montgomery Street, 36th Floor, San Francisco, CA 94104.
(2)	The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.
(3)	Reflects common shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2003.
(4)	Except where otherwise indicated, does not exceed 1%.
(5)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission. Represents (a) 4,182,700 shares owned by Deutsche Bank, (b) 306,400 shares owned by Deutsche Investment Management Americas Inc., and (c) 50,760 shares owned by Deutsche Bank Trust Company Americas. All of the above entities have a business address of Taunusanlage 12, D-60325; Frankfurt am Main, Federal Republic of Germany.
(6)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission. The entity has a business address of 875 North Michigan Avenue, Suite 4114, Chicago, IL 60611.
(7)	Mr. McDowell—includes 175,864 shares he owns directly, of which 50,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”); 1,450 shares held by his wife in which he disclaims any beneficial ownership interest; and 26,815 restricted shares.
(8)

Mr. Simon—includes 84,979 shares he owns directly, 2,612 shares owned by his wife as separate property in which he disclaims any beneficial ownership interest, 150 shares held in trust for his children of which Mr. Simon is the trustee, and 60,000 shares held in trust for his mother of which Mr. Simon is the trustee.

(9)	Mr. Borsari—includes 36,582 shares he owns directly and 956 shares held by his wife.
(10)	Mr. Carlson—includes 65,732 shares he owns directly, of which 36,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”), and 1,094 restricted shares. Mr. Carlson retired from BRE in October 2002.
(11)	Mr. Mace—includes 3,607 shares which he owns outright and 3,807 shares owned by a deferred compensation plan other than BRE’s defined compensation plan.
(12)	Mr. Lange—includes 21,391 shares he owns directly, of which 20,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”), and 9,000 restricted shares.
(13)	Ms. Moore—includes 32,000 shares she owns directly, of which 15,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”), and 6,200 restricted shares.
(14)	Ms. Kuring—includes 5,400 shares she owns directly, of which 5,000 shares are held as collateral for recourse loans from the Company (see “Stock Loans”), and 6,375 restricted shares.
(15)	Mr. Griggs—includes 3,750 restricted shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation Summary

In 2002 and prior years, BRE’s executive compensation has been comprised of the following: salary, annual cash bonus, option grants with reload features, stock loans, long-term performance-based bonus arrangements, and limited grants of restricted stock. Beginning in 2003, BRE has elected to expense options and, in an effort to minimize the level of related compensation expense, has suspended the reload program. In addition, stock loan and long-term bonus arrangements have been eliminated in response to rules promulgated under the Sarbanes-Oxley Act of 2002. The stock loan and long-term bonus components of executive compensation will be replaced with a performance shares program that provides for restricted stock grants issued under our 1999 Stock Incentive Plan, that vest based on the company’s performance. Option grants will be made with SARs to reduce the dilutive impact of options on BRE.

Summary Compensation Table

The following table summarizes the compensation paid to BRE’s Chief Executive Officer and the five other highest paid executive officers (the “named executive officers”) for the years ended December 31, 2002, 2001 and 2000.

	Year		Annual Compensation		Long-Term Compensation Awards		All Other Compensation ($) (5) (6) (7)
Name and Principal Position			Salary ($)	Bonus ($) (1)	Restricted Shares ($) (2) (3)	Securities underlying Options (#) (4)
Frank C. McDowell	2002		$381,946	$345,000	$—	110,000	$124,016
President and Chief Executive	2001		375,000	95,000	67,512	160,000	176,487
Officer	2000		372,493	150,000	53,183	210,000	546,763

Constance B. Moore	2002	(8)	$92,308	$100,000	$—	140,000	—
Executive Vice President and
Chief Operating Officer

Edward F. Lange, Jr.	2002		$250,000	$187,500	$—	45,000	$52,180
Executive Vice President, Chief	2001		250,000	67,500	—	30,000	37,650
Financial Officer and Secretary	2000	(9)	89,423	40,000	—	60,000	—

Bradley P. Griggs	2002		$255,788	$135,000	$—	—	$6,000
Executive Vice President,	2001		250,000	62,500	—	—	5,100
Chief Investment Officer	2000	(10)	9,615	—	—	—	—

Deirdre A. Kuring	2002		$225,000	$121,500	$—	25,000	$21,742
Executive Vice President,	2001	(11)	164,673	55,800	—	20,000	4,940
Asset Management

LeRoy E. Carlson	2002	(12)	$294,288	$70,000	$—	47,500	$107,928
Former Executive Vice President and	2001		275,000	70,000	11,252	57,500	192,346
Chief Operating Officer	2000		272,596	107,000	8,864	110,000	8,500

(1)	Bonuses paid are based on the previous year’s performance.
(2)	Reflects vesting of restricted shares based on the market price of the stock on the vesting date.
(3)	The value of the unvested restricted stock awards at December 31, 2002 are $170,686, $56,015 and $28,448 for Mr. McDowell, Ms. Moore and Mr. Carlson, respectively. Such value is based on the market price for the stock at the grant date. The number of restricted stock awards held by Mr. McDowell, Ms. Moore and Mr. Carlson is 6,565, 1,700 and 1,094, respectively.

(4)	Does not include reload stock option grants, described in note 4 on page 12, as follows:

	Reload Grants
	2002	2001	2000
Mr. McDowell	310,217	162,721	119,291
Mr. Lange	19,997	—	—
Ms. Kuring	4,600	—	—
Mr. Carlson	56,998	49,318	61,479

(5)	Consists of matching contributions to BRE’s defined contribution retirement plan (401(k) Plan) made by BRE on behalf of the named executive officers. Also includes the partial forgiveness of stock loans to Mr. McDowell in the amount of $82,916, $171,387 and $542,063 in 2002, 2001 and 2000, respectively. Mr. Carlson had stock loans partially forgiven totaling $82,916 and $136,491 in 2002 and 2001, respectively. Additionally includes for Mr. Carlson the benefit resulting from a $50,000 interest free loan amounting to $0, $755 and $3,700 for 2002, 2001 and 2000, respectively. The amounts were calculated using an interest rate equal to our borrowing cost. Also, pursuant to his employment agreement, the interest-free $50,000 loan extended to Mr. Carlson was forgiven in 2001. For Mr. Lange, includes the benefit of pro-rata forgiveness in 2002 and 2001 of a $150,000 moving assistance loan. Pro-rata forgiveness consisted of $30,000 principal in both years and $4,781 and $7,650 interest in 2002 and 2001, respectively. For Ms. Kuring, includes the benefit of pro-rata forgiveness in 2002 of a $50,000 moving assistance loan. Pro-rata forgiveness in 2002 consisted of $10,000 principal and $2,817 interest. For 2002, also includes dividends on certain stock options totaling $35,100, $19,012, $11,399 and $2,925 for Mr. McDowell, Carlson, Lange and Ms. Kuring, respectively.
(6)	Does not include potential loan forgiveness. See “Stock Loans”. While the stock loan amounts to be forgiven are not yet determinable, the following amounts were expensed on our financial statements.

	2002	2001	2000
Mr. McDowell	$138,461	$121,071	$142,151
Mr. Carlson	76,039	79,486	63,635

(7)	Does not include amounts to be earned by the named executives under a long-term bonus program. While the amounts to be earned under the long-term bonus program are not yet determinable, the following amounts were expensed on BRE’s financial statements.

	2002	2001	2000
Mr. McDowell	$26,012	$12,312	$—
Ms. Moore	14,482	—	—
Mr. Lange	18,959	12,295	13,695
Ms. Kuring	4,713	2,457	—
Mr. Carlson	21,334	11,115	—

(8)	Ms. Moore executed an employment agreement with BRE in July 2002.
(9)	Mr. Lange executed an employment agreement with BRE in June 2000.
(10)	Mr. Griggs executed an employment agreement with BRE in December 2000.
(11)	Ms. Kuring was promoted to her current position in January 2003. She was appointed an officer in November 2001, at which time she executed an employment agreement with BRE.
(12)	Mr. Carlson retired from BRE in October of 2002. See “Employment Contracts and Termination of Employment and Change of Control Arrangements—Agreement with Mr. Carlson”.

Option Grants in 2002

The following table sets forth: (i) grants of stock options made by BRE during 2002 to each of the named executive officers based on BRE’s and their individual performance for 2001 and grants pursuant to 2002 reload transactions; (ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all employees; (iii) the exercise price and expiration date of these options; and (iv) the estimated potential realizable values assuming certain stock price appreciation over the 10 year option term.

	Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date (2)	5%	10%
Frank C. McDowell
Annual grant	110,000		10.1%	$29.16	01/24/12	$2,019,792	$5,120,022
Reload grants	4,096	(4)	0.4%	$30.29	02/13/07	$34,123	$75,364
	36,840	(4)	3.4%	$30.29	01/28/10	527,965	1,262,472
	22,396	(4)	2.1%	$30.29	06/05/05	117,731	248,962
	3,863	(4)	0.4%	$30.29	08/26/06	28,800	62,837
	4,363	(4)	0.4%	$30.29	02/13/07	36,348	80,277
	4,560	(4)	0.4%	$30.29	03/02/08	47,246	107,271
	4,462	(4)	0.4%	$30.29	08/26/06	33,266	72,581
	4,311	(4)	0.4%	$30.29	02/13/07	35,914	79,320
	27,079	(4)	2.5%	$30.29	05/11/09	346,368	812,029
	3,354	(4)	0.3%	$30.29	08/26/06	25,005	54,558
	21,739	(4)	2.0%	$30.29	06/05/05	114,277	241,659
	5,493	(4)	0.5%	$30.29	08/26/06	40,952	89,352
	21,111	(4)	1.9%	$30.29	02/16/11	352,064	866,906
	20,472	(4)	1.9%	$32.58	03/02/08	206,147	461,775
	23,766	(4)	2.2%	$32.58	05/11/09	299,909	693,454
	13,478	(4)	1.2%	$32.58	08/26/06	94,632	203,792
	4,051	(4)	0.4%	$32.58	02/13/07	32,164	70,106
	25,839	(4)	2.4%	$32.58	03/02/08	260,191	582,836
	21,028	(4)	1.9%	$32.58	06/05/05	99,138	206,994
	30,751	(4)	2.8%	$32.58	01/28/10	437,047	1,030,228
	7,165	(4)	0.7%	$32.58	02/16/11	119,628	290,378

Total reload grants	310,217		28.6%			$3,288,915	$7,593,151

Grand total	420,217		38.7%			$5,308,707	$12,713,173

Constance B. Moore	140,000		12.8%	$29.85	07/11/12	$2,631,473	$6,670,586

Edward F. Lange, Jr.
Annual grant	45,000		4.1%	$29.16	01/24/12	$826,279	$2,094,554
Reload grants	8,948	(4)	0.8%	$32.97	06/23/10	$143,630	$345,261
	4,360	(4)	0.4%	$32.97	02/16/11	76,980	188,487
	6,689	(4)	0.6%	$31.10	06/23/10	97,530	232,827

Total reload grants	19,997		1.8%			$318,140	$766,575

Grand total	64,997		5.9%			$1,144,419	$2,861,129

	Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date (2)	5%	10%
Deirdre A. Kuring
Annual grant	25,000		2.3%	$29.16	01/24/12	$459,044	$1,163,641
Reload grant	4,600	(4)	0.4%	$31.60	01/24/11	74,599	181,129

	29,600		2.7%			$533,643	$1,344,770
LeRoy E. Carlson
Annual grant	47,500		4.3%	$29.16	01/24/12	$872,183	$2,210,918
Reload grants	15,180	(4)	1.4%	$29.51	01/28/10	$213,882	$512,284
	3,221	(4)	0.3%	$30.35	02/13/07	26,705	58,933
	4,637	(4)	0.4%	$30.35	03/02/08	47,863	108,584
	9,651	(4)	0.9%	$30.35	02/16/11	160,602	395,125
	17,387	(4)	1.6%	$33.80	03/15/06	122,132	262,147
	2,783	(4)	0.3%	$33.80	02/13/07	24,765	54,426
	4,139	(4)	0.4%	$33.80	05/11/09	57,241	133,504

Total reload grants	56,998		5.3%			$653,190	$1,525,003

Grand total	104,498		9.6%			$1,525,373	$3,735,921

(1)	All options shown in the table were granted under the 1999 BRE Stock Incentive Plan. The exercise price is 100% of the fair market value of the Common Stock on the date of grant. All options held by Mr. McDowell, Ms. Moore, Mr. Lange, Ms. Kuring and Mr. Carlson may become immediately exercisable upon termination of employment following a change in control. Messrs. McDowell, Lange, Carlson and Ms. Moore immediately exercised, upon grant, options for 10,000, 5,000, 7,500, and 15,000 shares, respectively. See “Stock Loans”.
(2)	The options have a term of 10 years, subject to acceleration upon a change in control or termination.
(3)	Potential realizable value is calculated based on an assumption that the price of BRE’s Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future stock prices. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock and the continued employment of the executive officer holding the option through its vesting period.
(4)	The right to receive reload options was given in connection with some options. The intent of reload options was to encourage the named executive officers to buy and hold shares by enabling them to use already owned shares to pay the strike price when they exercised options and held the shares. They then received a reload option to replace shares used for the exercise, such that the total number of shares and options owned before and after the exercise were the same. The effective date of the grant of the reload options was the date the underlying option was exercised by delivering shares of Common Stock to BRE. The reload options have the same expiration date as the underlying options and have an exercise price equal to the fair market value of the Common Shares as of the effective date of the grant of the reload options. Included in the amounts shown are reload options granted for Messrs. McDowell, Lange, Carlson and Ms. Kuring of 310,217, 19,997, 56,998 and 4,600 shares, respectively.

Option Grants on January 23, 2003

On January 23, 2003, the Compensation, Nominating and Governance Committee approved the following option grants to the named executive officers under the 1999 BRE Stock Incentive Plan:

Name	Options Granted
Frank C. McDowell	115,000
Constance B. Moore	25,000
Edward F. Lange, Jr.	50,000
Bradley P. Griggs	25,000
Deirdre A. Kuring	40,000

The above options were granted at the market price of the Common Stock on the date of grant and carry SARs, such that upon exercise the executive may receive a net number of common shares with a market value equal to the difference between the exercise price and market price of shares on the exercise date. The use of SARs is less dilutive to the company than traditional option grants, where the common shares issued by BRE represent the gross number of options granted.

Performance Share Awards on January 23, 2003

On January 23, 2003, the Compensation, Nominating and Governance Committee approved the following performance share awards to the named executive officers under the 1999 BRE Stock Incentive Plan:

Name	Performance Share Awards
Frank C. McDowell	20,250
Constance B. Moore	4,500
Edward F. Lange, Jr.	9,000
Bradley P. Griggs	3,750
Deirdre A. Kuring	6,375

The performance share awards vest at the end of five years, based on BRE’s achievement of targeted performance criteria over that period in the following areas: FFO growth, total shareholder return, FFO growth relative to REIT peers, and net operating income (NOI) growth relative to multifamily REIT peers. Under certain circumstances, upon termination, portions of the performance shares may be earned in accordance with the terms of the agreements.

Aggregated Option Exercises in 2002 and Year-End Option Values

The following table sets forth: (i) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during 2002 by each of the named executive officers; (ii) the total number of all outstanding unexercised options held by the named executive officers at the end of 2002; and (iii) the aggregate dollar value of all such unexercised options based on the excess of the market price of the Common Stock over the exercise price of the option.

	Number of Shares Acquired on Exercise (1)	Value Realized (2)	Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised In-the-Money Options at 12/31/02 (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank C. McDowell	37,059	$1,283,298	13,220	789,723	—	$2,106,470
Constance B. Moore	15,000	—	—	125,000	—	$168,750
Edward F. Lange, Jr.	7,061	$67,827	2,942	109,997	$5,085	$184,121
Deirdre A. Kuring	400	$13,625	6,666	42,934	—	$74,250
LeRoy E. Carlson(4)	15,246	$249,836	45,122	236,555	$65,077	$828,190

(1)	The amounts shown for Messrs. McDowell, Lange, Carlson, and Ms. Moore include 10,000, 5,000, 7,500, and 15,000 shares, respectively, for the immediate exercise of stock options granted; these shares represent collateral for stock loans. There was no value realized for these shares. See “Stock Loans”.

(2)	Value realized is calculated by subtracting the total exercise price from the market value of the underlying Common Stock on the date of exercise. For the options exercised for stock loans on the date of grant, the exercise price was equal to the market price at the time of exercise.
(3)	The market value of BRE’s Common Stock at December 31, 2002 was $31.20 per share.
(4)	Mr. Carlson retired from BRE in October of 2002.

Retirement Plan (401(k) Plan)

BRE’s Retirement Plan is intended to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Under the retirement plan, participating employees (including the named executive officers) may contribute up to 15% of their compensation, but not exceeding the amount allowed under applicable tax laws ($11,000 in calendar 2002), and BRE contributes 75% of the first 4% of the employee’s contribution for a maximum of $6,000. All employees of BRE with six months of service are eligible to participate in the Retirement Plan. BRE’s contributions on behalf of employees who have been employed with us (including prior service for certain entities acquired by BRE) for at least five years are fully vested.

Stock Loans

Subsequent to July 2002, in compliance with the Sarbanes-Oxley Act of 2002, BRE’s stock loan program was eliminated. This component of future executive compensation was replaced with the performance share grants described above.

From 1995 through July 2002, the Board approved five-year loans aggregating $5,876,957 to the named executive officers for the purpose of immediately exercising a portion of stock options granted on the date of the loan (the “Stock Loans”). The first of these loans was granted to Mr. McDowell on June 5, 1995, the date of commencement of his employment with BRE. Similar loans were granted to Messrs. Carlson and Lange, Ms. Kuring and Ms. Moore. See “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. McDowell—Stock Loan.” A provision in Mr. McDowell’s employment agreement entitled him to an annual stock loan for 10,000 shares of Common Stock through 2002. See “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. McDowell—Future Awards.” The Board adopted the practice of making similar annual performance grants to the other named executive officers through July of 2002.

The following table summarizes certain information concerning the Stock Loans granted:

Date	Loan Amount	To Exercise Option for No. of Shares	Interest Rate (1)
July 11, 2002
Ms. Moore	$447,750	15,000	6.5%
January 24, 2002
Mr. McDowell	$291,600	10,000	6.7%
Mr. Carlson	$218,700	7,500	6.7%
Mr. Lange	$145,800	5,000	6.7%
October 25, 2001
Ms. Kuring	$145,700	5,000	6.4%
February 16, 2001
Mr. McDowell	$287,000	10,000	6.5%
Mr. Carlson	$215,250	7,500	6.5%
Mr. Lange	$143,500	5,000	6.5%
June 23, 2000
Mr. Lange	$296,875	10,000	5.7%
January 28, 2000
Mr. McDowell	$225,625	10,000	6.9%
Mr. Carlson	$225,625	10,000	6.9%
May 11, 1999
Mr. McDowell	$260,000	10,000	6.0%
Mr. Carlson	$156,000	6,000	6.0%
March 2, 1998
Mr. McDowell (2)	$268,750	10,000	5.4%
Mr. Carlson (2)	$134,375	5,000	5.4%

(1)	Payable quarterly except for Mr. McDowell’s loans, for which interest accrues subject to forgiveness for loans made before January 28, 2000. The interest rate is equal to the dividend yield on the Common Stock purchased on the loan date, which approximates a market rate of interest representative of the rate the executives could have obtained from independent third party lenders.
(2)	As of March 15, 2003, these loans have matured and the portion which was not forgiven has been repaid.

These loans are collateralized by the purchased shares with full recourse to the named executive officers. The loans made before 2000 are forgivable in whole or in part upon the achievement of performance criteria. Although certain of the performance goals have been attained, loan forgiveness will not occur until the five-year term ends. In addition, all loans made prior to 2000 are also forgivable in whole or in part under certain circumstances similar to the forgiveness applicable to Mr. McDowell’s June 5, 1995 loan as described in “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. McDowell—Stock Loan, Certain Severance Benefits.” The loans made in 2000, 2001 and 2002 do not have any forgiveness provisions.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to BRE’s periodic filings with the SEC.

Mr. McDowell

Effective January 1, 2001 (the “Commencement Date”), BRE entered into a new employment agreement with Mr. McDowell. The agreement was for an initial term of one year, with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Certain material terms of the agreement are as follows:

Base Salary and Annual Incentive Bonus.    Mr. McDowell receives a stated base salary of $375,000 per year per his employment agreement. We have agreed to amend his employment agreement such that he is eligible to receive an annual incentive bonus that is performance based with a minimum threshold of 0% of base salary and a maximum range of 150% of base salary, targeted at 100% of base salary and based on achievement of predefined operating or performance criteria established by the Board (the “Annual Criteria”). The former agreement provided for an annual bonus with a minimum of 0% of base salary, targeted at 50% of base salary and up to a maximum of 100% of base salary.

Certain Severance Benefits.    If at any time during the term of the employment agreement the employment of Mr. McDowell is terminated, he shall be entitled to certain benefits based on the nature of his termination, as described more fully in Mr. McDowell’s complete agreement. Depending on the cause of the termination, Mr. McDowell may receive a lump sum payment in an amount up to two years’ base salary and bonus, and income that reflects the acceleration of forgiveness associated with certain stock loans, earnings associated with certain long-term bonus arrangements, and vesting of certain stock options and restricted stock.

Any of the amounts payable to Mr. McDowell following a Change in Control are subject to reduction to the extent such payments would constitute “parachute payments” as defined in Section 280G of the Code.

In addition, Mr. McDowell has signed other compensation-related agreements, the significant terms of which follow:

Stock Loan.    Upon the commencement of his employment with BRE in 1995, Mr. McDowell received a loan of $612,500 to exercise options to purchase 40,000 shares of Common Stock (at an exercise price of $15.32 per share) issued on that date (the “McDowell Stock Loan”). The McDowell Stock Loan had an interest rate of 8.25% per annum, compounded annually, with all principal and accrued interest payable in full on June 5, 2000 (the “Payment Date”); provided, however, that repayment of any principal and accrued interest under the McDowell Stock Loan (the “Loan Amount”) was to be forgiven in accordance with the following formulas (the “Performance Formulas”): (i) 20% of the Loan Amount was to be forgiven if the gross book value of BRE’s equity investments in real estate, investments in limited partnerships and mortgages was $937 million or more on the Payment Date, and a pro rata portion of 20% of the Loan Amount was to be forgiven if such value was between $791 million and $937 million; (ii) 20% of the Loan Amount was to be forgiven on the Payment Date if, on the second anniversary date of the McDowell Stock Loan, there has was an increase in FFO per share of the Common Stock for the two-year period ending April 30, 1997 which was at or above the 80th percentile of the 10 largest publicly traded multifamily real estate investment trusts (the “Indexed REITs”) for a comparable period, and a pro rata portion of 20% of the Loan Amount was to be forgiven if any such increase is within the 50th and 80th percentiles; (iii) 30% of the Loan Amount was to be forgiven if, on the Payment Date, there was an increase in FFO per share of Common Stock for the three year period ending April 30, 2000 which was at or above the 80th percentile of the Indexed REITs, and a pro rata portion of 30% of the Loan Amount was to be forgiven if any such increase was within the 50th and 80th percentiles; and (iv) 30% of the Loan Amount was to be forgiven if, as of the Payment Date, the average of the FFO multiples of Common Stock as of December 31 of each of the five preceding years (computed in each case by dividing the market price of Common Stock on the last trading day of the calendar year by the preceding twelve months’ FFO) was at or above the 80th percentile of the average multiple of the Indexed REITs for the same five-year period, and a pro rata portion of 30% of the Loan Amount was to be forgiven if such multiple is within the 50th and 80th percentiles. In addition, repayment of a pro rata portion of the Loan Amount was to be forgiven by BRE upon termination of Mr. McDowell’s employment under the circumstances described in “Certain Severance Benefits” above.

Each of Mr. McDowell’s subsequent loans granted in 1996 through 1998 had substantially the same terms as the McDowell Stock Loan. The stock loan made to Mr. McDowell in 1999 replaced formula (i) above with a formula allowing a forgiveness of up to 20% of the Loan Amount based on BRE’s “same- store” (i.e. those apartment communities owned and stabilized for two full years ending on December 31 of each applicable year) growth in net operating income (“NOI”, i.e. the excess of property income over property expense, excluding interest and depreciation). If the five-year average of BRE’s same-store growth in NOI was at or above the 80th percentile of the average of the same-store growth in NOI of the Indexed REITs for the same five year period, 20% of the Loan Amount was to be forgiven; and a pro rata portion of 20% of the Loan Amount was to be forgiven if such multiple was within the 50th and 80th percentiles. The stock loans made to Mr. McDowell in 2000, 2001 and 2002 do not have any provisions for forgiveness. No stock loans will be granted to Mr. McDowell subsequent to January 2002. See also “Stock Loans.”

Future Awards.    Under Mr. McDowell’s existing employment agreement, he is eligible to receive annual long-term incentive awards which, assuming achievement of applicable performance goals, have in the past provided Mr. McDowell with (i) a five-year loan to purchase 10,000 shares of Common Stock pursuant to an immediately exercisable stock option, on terms similar to the McDowell Stock Loan and (ii) options to purchase 50,000 shares of Common Stock at market value on the date of award. We have agreed to amend his employment agreement to eliminate the provision for future loans and replace the loan and option components with performance shares and options with SARs.

Long-Term Bonus Arrangements.    Under Long-Term Bonus Arrangements entered into in January 2000, 2001 and 2002 Mr. McDowell is eligible to receive bonuses payable after terms of five years of up to $314,975, $393,215 and $403,283, respectively. The bonus amount that is actually awarded will be calculated using a formula whereby: (i) up to 20% of the bonus amount will be awarded based on BRE’s same property growth in NOI; (ii) up to 50% of the bonus amount will be awarded based on the increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount will be awarded based on a FFO Multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria is measured against the 10 largest publicly traded multifamily REITs.

Ms. Moore, Mr. Lange, Mr. Griggs and Ms. Kuring

Ms. Moore, Mr. Lange, Mr. Griggs and Ms. Kuring have similar employment agreements expiring on varying dates between June 2003 and August 2005. The agreements provide for automatic one-year renewals each year thereafter, unless an advance notice of non-renewal is provided by either party to the other prior to expiration of the employment term. Certain material terms of the agreements are as follows:

Base Salary.    Ms. Moore, Mr. Lange, Mr. Griggs and Ms. Kuring receive stated base salaries of $300,000, $250,000, $250,000 and $225,000, respectively. The base salaries are subject to review each year based on relevant circumstances.

Annual Incentive Bonus.    These executives are eligible to receive an annual incentive bonus that is performance based with a minimum threshold of 0% of base salary and a maximum range of 150% of base salary. We have agreed to amend the employment agreements such that each executive has a target bonus level. For Ms. Moore the target level is 100% of base salary. For Mr. Lange, the target level is 80% of base salary. For Ms. Kuring and Mr. Griggs, the respective target levels are 60% of base salary. The amount of the annual bonus will be based on the achievement of management by objective criteria established by the Board of Directors. The former agreements for Mr. Lange, Ms. Kuring and Mr. Griggs provided for annual bonuses targeted at 40% to 80% of base salary.

Stock Loans.    Upon the commencement of their respective appointments with BRE, Ms. Moore, Mr. Lange and Ms. Kuring received loans of $447,750, $296,825, and $145,700, respectively, to exercise options to purchase 15,000, 10,000 and 5,000 shares of Common Stock (at exercise prices of $29.85, $29.68 and $29.14, respectively) issued on those dates. See also “Stock Loans.”

Future Awards.    Under existing employment agreements with Ms. Moore and Mr. Lange, they are each eligible to receive annual long-term incentive awards which, assuming achievement of applicable performance goals, have provided them with (i) a five-year loan to purchase 10,000 and 6,000 shares, respectively, of Common Stock pursuant to an immediately exercisable stock option, on terms similar to the McDowell Stock Loan and (ii) options to purchase 75,000 and 25,000 shares, respectively, of Common Stock at market value on the date of award. Ms. Kuring also receives future awards at the discretion of the Board. We have agreed to amend the employment agreements to eliminate the provision for future loans and replace the loan and option components with performance shares and options with SARs.

Long-Term Bonus Arrangements.    Ms. Moore, Mr. Lange and Ms. Kuring are also eligible to receive long-term bonus arrangements providing for a maximum bonus after five years in an amount equal to the principal amount of the stock loans. Payment of the long-term bonus arrangements is determined based on performance of the company over the five-year period. See also “Employment Contracts and Termination of Employment and Change of Control Arrangements—Mr. McDowell—Long-Term Bonus Arrangements.”

Developer Incentive Awards.    Mr. Griggs shall be entitled to receive additional long-term incentive awards based on development of assets with returns above a company-approved, market-specific hurdle rate as established by the Board of Directors. Awards granted under the program vest after the first stabilized year of operation of the asset.

Moving/ Transition Assistance Loans.    The company provided Mr. Lange, Mr. Griggs and Ms. Kuring with five-year, full recourse loans in original principal amounts of $150,000, $50,000 and $50,000, respectively at interest rates equal to the mid-term federal rate with respect to Mr. Lange and Ms. Kuring, and interest free in the case of Mr. Griggs. For Mr. Lange and Ms. Kuring, the loans are to be forgiven on a pro-rata basis on each anniversary date of employment, or upon earlier termination of employment under circumstances described in the complete employment agreements. For Mr. Griggs, the loan is to be forgiven on his fifth anniversary date of employment.

Certain Severance Benefits.    If at any time during the term of the employment agreement the employment of one of the executives is terminated, he or she shall be entitled to certain severance benefits based on the nature of his or her termination. Depending on the cause of the termination, the executives may receive a lump sum payment in an amount up to two years’ base salary and bonus, and income that reflects the acceleration of forgiveness associated with certain stock loans, earnings associated with certain long-term bonus arrangements, and vesting of certain stock options and restricted stock.

Any of the amounts payable to the executives following a change in control are subject to reduction to the extent such payments would constitute “parachute payments” as defined in Section 280G of the Code.

Agreement with Mr. Carlson

Mr. Carlson retired as Executive Vice President, Chief Operating Officer and Director of BRE on October 1, 2002. In connection with his retirement, BRE entered into an Amended and Restated Employment Agreement with Mr. Carlson that expires on December 31, 2003 and defines a transition term from October 31, 2002 through that date. During the transition period Mr. Carlson is paid a base salary of $360,000 per year, and he is to be available to BRE to perform special projects and transition services at the direction of the CEO. Under the terms of the Stock Incentive Plan, by reason of his retirement, a portion of the stock options and restricted shares owned by Mr. Carlson will vest on December 31, 2003. Additionally, he will earn pro rata portions of his long-term incentive awards upon retirement.

Certain Relationships and Related Transactions

For information on certain relationships and related transactions, please see the information contained in the headings “Stock Loans” and “Employment Contracts and Termination of Employment and Changes in Control Arrangements” above.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

Compensation Policies Affecting Executive Officers

General

The Compensation, Nominating and Governance Committee of the Board of Directors (the “Committee”) administers BRE’s executive compensation program. The Committee is composed entirely of outside Directors. Commencing December 31, 2002, the committee was renamed the Compensation, Nominating and Governance Committee and its responsibilities were expanded, as a proactive response to rules proposed under the Sarbanes-Oxley Act of 2002 (“Sarbanes”). The Committee will adopt a comprehensive charter as soon as the final rules relating to this committee’s function are promulgated, as required under Sarbanes. The charter will be made available on our website and will be disclosed in next year’s proxy statement.

At the end of 2002, a compensation consultant was retained to review each element of our executive and director compensation programs. The consultant provided a comparison of our annual executive compensation (salaries and annual incentive awards) and our total executive and director compensation (annual compensation plus options, stock loans and other long term incentive plans) with those of a number of different peer groups. The consultant also provided recommendations for changes to the executive and director compensation programs. In determining relevant peer groups, the consultant and the Committee gave primary consideration to comparable companies included in the equity REIT peer group used for the five-year comparison of total shareholder return (see “Comparative Stock Performance”).

The objective of BRE’s executive compensation program is to develop and maintain an executive reward program that contributes to the enhancement of shareholder value, while attracting, motivating and retaining key executives who are essential to the long-term success of BRE. As discussed in detail below, BRE’s executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Previously, the variable compensation component consisted of annual cash bonuses, stock option grants, loans to purchase stock and a long-term incentive plan that, if performance goals were met, could assist with the repayment of the stock loans. In compliance with the Sarbanes-Oxley Act of 2002, the stock loan program was eliminated. The long-term incentive plan was also eliminated. These elements were replaced with a performance share program that provides for grants of restricted stock under our existing employee stock option plan and will be described in more detail below. These elements are designed to operate on an integrated basis and together comprise total compensation value.

Each year the Committee reviews executive compensation, measuring BRE’s performance during the year against previously defined objectives and compensation data at companies that are considered comparable for company performance purposes. In reviewing BRE’s performance during 2002, the Committee considered the economic environment, its impact on occupancy and rental rates, and a variety of additional factors. Although FFO per share decreased approximately 3.3% from 2001 levels, BRE still performed in the upper third of the 10 largest multifamily REITs (the “Comparable Group”). Total shareholder return, taking into account dividends paid and stock price appreciation, was 7% for the year, and BRE’s FFO multiple, an indication of price performance, was among the highest for our Comparable Group.

Executive Compensation Review

As described above, the Committee and our compensation consultant completed a full, comprehensive review of BRE’s executive compensation during the year. As a result of that review a number of upward compensation adjustments were made to bring our executive compensation more inline with industry peer group levels. Along with these changes, the payout metrics were restructured to better align rewards with both BRE’s absolute performance, and its performance versus peers.

Base Salary

Base salary levels of BRE’s key executives are largely determined through an evaluation of the responsibilities of the position held, the experience of the particular individual, a comparison with comparable companies in the real estate industry, and the Committee’s desire to achieve the appropriate mix between fixed compensation and incentive based compensation. For 2003, all executive salaries were held constant with the exception of one officer who was promoted to executive vice president. In prior years, a change in an executive’s compensation from the previous year may reflect factors such as performance, changes in responsibility, contract provisions relative to inflation, and adjustments to maintain a level of consistency with industry practices.

Annual Cash Incentives

The annual cash incentive is designed to provide a short-term (one year) incentive to executive officers with the potential award based on a percentage of an executive’s base salary. For 2002, incentive awards were based on the achievement of predetermined corporate expectations and a determination of an executive’s performance compared to specific objectives agreed upon by the executive and the Committee at the start of the year. For the executive officers, targeted annual cash incentive awards are a percentage of base salary determined by the Committee. The Summary Compensation Table shows cash incentive bonuses paid to the named executive officers for 2002 based on such performance in 2001. As a result of the compensation review, these percentages were increased for 2003 and the program became more structured with payouts tied to company performance, the performance of the executive’s business unit and the achievement of personal objectives. Company performance is measured both in terms of absolute performance tied to shareholder value creation, and performance relative to our peers.

Stock Options

Stock options are designed to provide long-term (10-year) incentives and rewards tied to the price of BRE Common Stock. The Committee believes that stock options, which provide value to participants only when shareholders benefit from stock price appreciation, are an important component of our annual executive compensation program. The number of options or shares currently held by an officer is not a factor in determining individual grants, and the Committee has not established any target level of ownership of Common Stock by executive officers. However, accumulation and retention of shares of BRE Common Stock by officers is strongly encouraged. To facilitate share ownership and retention, BRE implemented a program in 1998 permitting certain executives to receive reload options. The program continued through 2002. The program was suspended commencing January 1, 2003, which coincides with BRE’s election to expense stock options. While not dilutive from the standpoint of total outstanding shares, reload grants are considered new options under FASB No. 123, and created an additional layer of expense.

Stock options are awarded annually following the close of each year. BRE does not adhere to any firmly established formulas for the issuance of options to employees. In 1998, we extended the program of granting stock options to additional qualified employees at the community management level and above. In 2002, this program was continued. The table in the section entitled “Option Grants in 2002” includes the options granted to the named executive officers during 2002 for 2001 performance. In determining the size of the grants to the named executive officers, the Committee assessed relative levels of responsibility, company and individual performance and the long-term incentive practices of other comparable companies.

In conjunction with our total compensation review, the Committee authorized use of the SAR component of our 1999 Stock Incentive Plan for options granted in 2003. With a SAR, when optionholders exercise options they can elect to receive stock with a value equal to the difference between the fair market value of the stock on the exercise date and the strike price of the option, thus avoiding the usual need to sell shares to pay the strike price. This reduces the amount of dilution to BRE, and its Shareholders.

In accordance with the provisions of the 1999 BRE Stock Incentive Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth in share value of our Common Stock.

Incentive Stock Loans

Pursuant to the 1999 BRE Stock Incentive Plan, in 2002 BRE funded $1,103,850 aggregate principal amount of incentive stock loans to the named executive officers. As more fully described in “Stock Loans”, these loans were used to exercise some of the options granted to the named executive officers under the Plan. The Committee believes that these loans, by encouraging management’s acquisition and retention of shares of Common Stock, have provided even greater incentives for management to achieve both our long-term performance objectives and our current strategic goals. In compliance with rules promulgated under the Sarbanes-Oxley Act of 2002, the stock loan program was terminated in July 2002 and no future stock loans will be granted. The Committee has replaced this key performance-based incentive compensation tool with performance share grants described below.

Long-Term Bonus Arrangements

Under long-term bonus arrangements entered into in January 2000, 2001 and 2002, the named executive officers are eligible to receive bonuses payable after terms of five years. The bonus amount that is actually awarded will be calculated using a formula whereby: (i) up to 20% of the bonus amount will be awarded based on BRE’s same property growth in net operating income; (ii) up to 50% of the bonus amount will be awarded based on the increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount will be awarded based on an FFO multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria is measured against the 10 other largest publicly-traded multifamily REITs. In 2003, the Long-Term Bonus Arrangement component of executive compensation will be replaced with performance share grants as described below.

Performance Share Grants

Under Performance Share Agreements entered into in January 2003 under our 1999 Stock Incentive Plan, the named executive officers received performance share awards of restricted stock that vest at the end of five years based on pre-defined performance criteria. Specifically, the Committee has set certain threshold, target and maximum share amounts based on BRE’s achievement of targeted performance criteria over that period in the following areas: FFO growth, total shareholder return, FFO growth relative to REIT peers, and net operating income growth relative to REIT peers. Executives have the right to receive dividends on the shares during the performance period, and under certain circumstances upon termination of employment, portions of the performance shares may be earned in accordance with the terms of the agreements.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by BRE in any year with respect to each of our five most highly paid executive officers. Certain performance-based compensation that has been approved by the shareholders is not subject to this deduction limit. BRE’s 1992 Employee Stock Option Plan and the 1999 BRE Stock Incentive Plan are qualified so that stock options and certain other awards under such plans are not subject to the deduction limitations of Section 162(m). However, certain other types of compensation payments and their deductibility depend on the timing of an executive officer’s vesting or exercise of previously granted rights, or on interpretations of changes in the tax laws and other factors beyond our control. Although we generally seek to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible. For 2002, the Committee anticipates that there will be no deduction limitations for Section 162(m) for compensation to each of the five most highly paid executive officers.

CEO Performance Evaluation

For 2002, the Committee evaluated Mr. McDowell’s performance based on the factors discussed above under the caption “General,” with particular emphasis on the achievement of operating, portfolio and performance objectives, growth in FFO per share and same store net operating income and corporate performance relative to multifamily peer groups. Based on these factors and Mr. McDowell’s individual performance, in 2002 he received 90% of his targeted annual cash incentive together with the performance shares and stock option grants described in “Performance Shares on January 23, 2003” and “Option Grants on January 23, 2003.”

Directors Compensation

As described above, our compensation consultant evaluated and made recommendations regarding directors’ compensation. Factors considered in this year’s director compensation review included: responsibilities as defined by the BRE Board; the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the New York Stock Exchange; the time required to fulfill those responsibilities; and current and projected directors’ compensation at peer REITs. The outcome of the consultant’s review was a recommendation that the directors’ compensation program be changed from its current stock option-only format to one that is paid through a combination of cash, restricted shares, and options/ Share Appreciation Rights. The Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan that we have placed before shareholders for approval in this Proxy Statement covers the recommended changes to the equity component of the directors’ compensation.

Board members currently receive on an annual basis 25,000 options for board service, up to 8,000 additional options for committee service, and up to an additional 5,000 options based on BRE’s FFO performance. Each Board Member is expected to be actively committed to BRE, serving on at least two committees and being available for committee and board meetings as required.

Under the Proposed Director Plan, directors will be paid annual compensation comprised of $30,000 cash, $35,000 of restricted stock, and $35,000 of stock appreciation rights (SARs) based on the Black-Scholes option pricing model. No additional compensation will be paid for meeting attendance and committee service. Committee Chairmen will be eligible for an additional $10,000 of consideration, and the Chairman or Lead Director will be eligible for up to an additional $50,000 of consideration, the exact amount to be determined annually by the Committee based on the current expectations of the position. In 2003, the Committee has determined the Chairman’s additional compensation to be $25,000. Under the recommended new program, the additional consideration paid to the Committee Chairs and the Chairman would have the same proportional components as the base Directors’ compensation (30% cash, 35% restricted stock, and 35% SARs).

The members of the Compensation, Nominating and Governance Committee give the foregoing report, namely:

L. Michael Foley. Chairman

Robert A. Fiddaman

Edward E. Mace

John McMahan

Gregory M. Simon

COMPARATIVE STOCK PERFORMANCE

The line graph below compares the cumulative total shareholder return on BRE Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the NAREIT Equity REIT Total Return Index over the same period. This comparison assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 1997 and that all dividends were reinvested (1).

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
BRE Properties, Inc.	$100.00	$92.80	$90.71	$134.55	$139.79	$149.85
S&P 500 Index	$100.00	$128.55	$155.60	$141.42	$124.63	$96.95
NAREIT Equity REIT Index	$100.00	$82.26	$78.69	$99.44	$113.29	$118.08

(1)	Common Stock performance data is provided by SNL Securities and is calculated using the ex-dividend date. The S&P Index and NAREIT Equity REIT Total Return Index data are provided by NAREIT, which calculate reinvestment results using the dividend payable date. The NAREIT Equity REIT Total Return Index data includes 147 companies with aggregate equity capitalization (excluding operating company units) of approximately $151 billion.
(2)	Indicates appreciation of $100 invested on December 31, 1997 in the Common Stock, S&P 500, and NAREIT Equity REIT Total Return Index securities, assuming reinvestment of dividends discussed above.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees BRE’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of BRE’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and BRE including the matters in the written disclosures required by the Independence Standards Board and has considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee has discussed with independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees).

The Audit Committee discussed with BRE’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BRE’s internal controls, and the overall quality of our financial reporting. The Audit Committee met formally seven times during 2002.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board has approved the selection of Ernst & Young LLP as BRE’s independent auditors to audit the financial statements of BRE for the year ended December 31, 2003.

Audit Fees

During 2002, fees incurred by BRE to Ernst & Young LLP totaled $922,305. Fees incurred included: (i) audit fees, including tax services required in connection with the audit and to render an opinion, totaling $528,097; (ii) audit-related fees aggregating $265,468; and (iii) fees associated with tax services totaling $128,740. During 2001, fees incurred totaled $996,492, including: (i) audit fees, including tax services required in connection with the audit and to render an opinion, totaling $448,920; (ii) audit-related fees aggregating $331,048; (iii) fees associated with tax services totaling $177,910 and (iv) other advisory service fees aggregating $38,614. The audit committee considered and concluded that the provision of limited services, other than audit related in nature, by Ernst & Young LLP was compatible with and did not prejudice the maintenance of the principal auditors’ independence, in compliance with the provisions of Sarbanes-Oxley.

The responsibilities of the Audit Committee are more specifically contained in the Charter and Powers of the Audit Committee of the Board of Directors of BRE Properties, Inc., which was originally approved by the full Board of Directors on October 25, 1999, and was approved as amended March 2, 2001, and March 27, 2003. The Amended and Restated Audit Committee Charter, which has been adopted by the Board of Directors and the Audit Committee and which incorporates the provisions currently proposed by the New York Stock Exchange as they relate to the Sarbanes-Oxley Act of 2002, is attached hereto.

The Members of the Audit Committee give the foregoing report, namely:

Roger P. Kuppinger, Chairman

William E. Borsari

Robert A. Fiddaman

L. Michael Foley

Jeanne R. Myerson

SECOND AMENDMENT AND RESTATEMENT OF THE AMENDED AND

RESTATED NON- EMPLOYEE

DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN

(Proxy Item No. 2)

Shareholders are being asked to approve BRE’s Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (as so amended, the “Proposed Director Plan”). The Board of Directors of BRE approved the Proposed Director Plan on February 27, 2003, subject to and to be effective upon shareholder approval.

Director Plan History

The Director Plan was originally adopted and approved by the shareholders in 1994. On March 12, 1996, the shareholders approved amendments to the Director Plan providing for (a) automatic annual grants of options to purchase 25,000 shares of common stock to each non-employee director of BRE, such options to be in lieu of annual retainer and meeting fees payable, and (b) annual incentive grants of additional options for 5,000 shares to each non-employee director following any year that a stated performance standard is met. On April 14, 1998, the shareholders approved amendments providing for (1) increasing the shares available under the Director Plan from 800,000 to 1,550,000 shares of common stock, (2) providing for additional option grants for up to 8,000 shares per year per non-employee director for service on Board committees, (3) modifying the annual incentive grant formula to provide for options for up to 5,000 shares per year, (4) providing for payment of the exercise price and tax withholding using shares of common stock owned by a director, (5) providing for “reload” option grants in order to incentivize the directors to exercise options at an early date and to retain shares acquired upon the exercise of options, (6) providing for acceleration of vesting of Director Plan options upon a change in control (as defined in the Director Plan) or upon a merger or similar transaction where BRE is not the surviving entity, and (7) updating and conforming the Director Plan to recent amendments to SEC Rule 16b-3. Under the Director Plan, the Chairman was authorized to receive 25,000 additional options annually. In recent years, the compensation committee has reduced that annual grant to 12,500 options based on the requirements of the position.

On March 27, 2000, the shareholders approved an amendment and restatement of the Director Plan providing for an increase in the shares available for grant under the Director Plan from 1,550,000 to 2,300,000.

The Proposed Director Plan would (1) provide for automatic annual grants of restricted stock with a market price-based value of $35,000 per year per non-employee director and for the terms and conditions of such grants, (2) provide for automatic annual option or share appreciation right grants with an aggregate Black-Scholes value of $35,000 per year per non-employee director, (3) provide for discretionary annual grants for service as Chairman of the Board or Lead Director of restricted stock and options or share appreciation rights with an aggregate value of up to $35,000 per year, (4) provide for automatic annual grants for service as a Board committee chairman of restricted stock and options and/or share appreciation rights with an aggregate Black-Scholes value of $7,000 per year per committee chairman, (5) eliminate the annual performance-based option grants, and (6) extend the duration of the plan to May 31, 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROXY ITEM NO. 2

Below is a summary of the principal provisions of the Proposed Director Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the Proposed Director Plan, attached as Annex A to this proxy statement. BRE will provide, without charge, to each person to whom this proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Proposed Director Plan. Any such request should be directed as follows: Investor Relations, BRE Properties, Inc., 44 Montgomery Street, 36th Floor, San Francisco, California 94104; (415) 445-6530.

General

The purpose of the Proposed Director Plan is to attract and retain experienced and knowledgeable non-employee directors, to encourage them to devote their utmost effort and skill to the advancement and betterment of BRE, and to permit them to participate in the ownership of BRE through stock compensation which may be in conjunction with cash compensation. The Board believes that the Proposed Director Plan will increase the non-employee directors’ proprietary interest in BRE and help align their interests with those of the shareholders.

Administration of the Proposed Director Plan

The Proposed Director Plan provides that it will be administered by the Board of Directors or, if duly appointed by the Board to administer the Proposed Director Plan, the Compensation, Nominating and Governance Committee of the Board of Directors (the Board or such committee, the “Committee”). The Committee, as the case may be, is authorized to make certain determinations and to do all things necessary or desirable in connection with the administration of the Proposed Director Plan.

Shares Available under the Director Plan

Currently, 2,300,000 shares of common stock are available for issuance pursuant to awards granted under the Director Plan. At March 24, 2003, 1,666,080 shares of common stock were issuable upon exercise of outstanding awards under the Director Plan and 288,980 shares remained available for future issuance pursuant to awards to be granted under the Director Plan. In the event that any award expires or terminates for any reason prior to having been exercised in full, or if any shares of restricted stock are forfeited by a director, the shares allocable to the unused portion of that award will again be available for additional awards under the Proposed Director Plan. When already-owned shares are delivered to pay the exercise price of an award under the Proposed Director Plan, only the net shares issued upon exercise will be deemed utilized in the Proposed Director Plan.

Eligibility

The Proposed Director Plan provides that awards may be granted only to non-employee directors of BRE. A “non-employee director” is defined in the Proposed Director Plan as a director of BRE who is not otherwise an employee of BRE. As of the Record Date, eight of our directors are eligible to participate in the Proposed Director Plan.

Awards

Award grants under the Proposed Director Plan are non-discretionary, except for additional awards to the Chairman of the Board/ Lead Director. Upon the adoption of the Proposed Director Plan by our shareholders, each non-employee director is eligible to receive the following awards:

Annual Restricted Stock Awards.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Proposed Director Plan remains in effect, each non-employee director automatically shall be granted the number of whole shares of restricted stock calculated by dividing $35,000 by the fair market value of BRE’s common stock on such date. The fair market value of our common stock is defined in the Proposed Director Plan as the closing sale price per share of such stock on the NYSE on the date of grant. The restricted stock awarded pursuant to the Proposed Director Plan shall become fully vested one year after the grant date of such stock, subject to the director’s continuing service as a director; provided, that if a director terminates his services as a director prior to the one year anniversary of the grant date of any restricted stock award, such director shall become vested in such number of shares of restricted stock subject to such award as is determined by multiplying (1) one-twelfth of the number of shares of restricted stock subject to such award, by (2) the number of full calendar months following the grant date of such award during which the director continued to serve on the Board. Upon a change in control, as defined in the Proposed Director Plan, all unvested shares of restricted stock shall become fully vested. In the event a director terminates his or her service prior to the vesting of all shares of restricted stock, the director shall unconditionally forfeit any right, title or interest to any unvested shares of restricted stock. For purposes of the Proposed Director Plan, a change in control occurs when any person or group acquires beneficial ownership of 32% or more of BRE’s outstanding common stock or commences a tender or exchange offer for 40% or more of our outstanding common stock.

Annual Option and/or Share Appreciation Right Grants.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Proposed Director Plan remains in effect, each non-employee director automatically shall be granted a number of options or share appreciation rights (“SARs”), or any combination of the two, in the discretion of the Committee, such that such options or SARs have an aggregate value of approximately $35,000 as determined by the Black-Scholes Valuation Model, or other accepted valuation model as determined by the Committee, utilizing the same assumptions then employed by the Company for the valuation of stock options and SARs under its other incentive plans. The valuation shall be calculated as of the date of grant.

Additional Awards for Chairman of the Board and Committee Chairmen.

Chairman of the Board/Lead Director.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Proposed Director Plan remains in effect, any non-employee director who is serving as chairman of the board of directors of BRE (“Chairman of the Board”) or lead director (“Lead Director”), may be granted, in the Committee’s sole discretion, additional awards up to an aggregate value of $35,000. The dollar value of any additional awards granted to the Chairman of the Board or Lead Director shall be divided equally between shares of restricted stock, on the one hand, and options and/or SARs, on the other hand.

Committee Chairmen.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Proposed Director Plan remains in effect, each non-employee director who is serving as a chairman of any committee duly established by the Board (each a “Committee Chairman”), shall be granted additional awards with an aggregate value of $7,000. The dollar value of the additional awards shall be divided equally between shares of restricted stock, on the one hand, and options and/or SARs, on the other hand. The valuation shall be calculated as of the date of grant.

Option and SAR Terms

All options and, assuming the Proposed Director Plan is approved by our shareholders, SARs granted under the Proposed Director Plan must have an exercise price per share which is not less than the fair market value of a share of our common stock on the date of grant. Options and SARs granted under the Proposed Director Plan have a term of ten years and become exercisable as to one-twelfth of the shares per month, so that the awards are fully vested on the first anniversary of the date of grant. All options and SARs will immediately vest upon a change in control, as defined in the Proposed Director Plan. Once vested, the options and SARs remain exercisable for the duration of the ten-year term, regardless of a director’s termination of service. Proposed Director Plan options and SARs are not transferable in any manner other than by will or the laws of descent and distribution or as permitted in the Committee’s discretion. The Proposed Director Plan allows the directors to pay the exercise price of options by delivering to BRE cash or shares of common stock already owned by the director with a fair market value equal to the exercise price. Although the policy of granting reload options is currently suspended, the Proposed Director Plan provides for reload provisions on option grants at the discretion of the Committee.

SAR Terms

Upon the approval of the Proposed Director Plan by our Shareholders, the Committee may, in its sole discretion, provide that a SAR may be granted to any non-employee director (1) in connection and simultaneously with the grant of an option, (2) with respect to a previously granted option (the SARs granted pursuant to clause (1) or (2) being “coupled SARs”), or (3) independent of an option and in lieu of all or a portion of the options to be granted automatically under the Proposed Director Plan each year (an “independent SAR”). SARs granted under the Proposed Director Plan will be subject to the same terms and conditions applicable to options issuable pursuant to the Proposed Director Plan, as described above.

A coupled SAR will be related to a particular option and will be exercisable only when and to the extent the related option is exercisable. A coupled SAR may be granted to a non-employee director for no more than the number of shares subject to the related option. A coupled SAR will entitle the non-employee director to surrender to BRE the unexercised portion of the option to which the coupled SAR relates and to receive from BRE in exchange an amount determined by multiplying the difference obtained by subtracting the option exercise price from the fair market value of a share of our common stock on the date of exercise of the coupled SAR by the number of shares of common stock with respect to which the coupled SAR has been exercised. Such amount may be paid in cash, in common stock or in a combination of both, in the discretion of the Committee.

An independent SAR is unrelated to a particular option. An independent SAR may only be issued in lieu of options automatically issuable pursuant to the Proposed Director Plan. An independent SAR will entitle the non-employee director to exercise all or a specified portion of the independent SAR and to receive from BRE in exchange an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the independent SAR from the fair market value of a share of our common stock on the date of exercise of the independent SAR by the number of shares of common stock with respect to which the independent SAR has been exercised. Such amount may be paid in cash, in common stock or in a combination of both, in the discretion of the Committee.

Adjustments Upon Changes in Capitalization

In the event of any change in capitalization which affects the shares subject to the Proposed Director Plan, whether by stock dividend, stock distribution, stock split, subdivision or combination of shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change in capitalization shall be made with respect to the total number of shares of common stock in respect of which award may be granted under the Proposed Director Plan, the number of shares covered by each outstanding award and the price per share under each award.

Reorganization.    If BRE merges or consolidates with another entity, other than a merger or consolidation which would result in the voting securities of BRE outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of BRE or the surviving entity outstanding immediately after the merger or consolidation, or if BRE is liquidated or sells or otherwise disposes of substantially all its assets while unexercised awards remain outstanding under the Proposed Director Plan, then either (a) the outstanding awards will become exercisable for the securities or other property issuable to our shareholders pursuant to the merger, consolidation, liquidation, sale or other disposition, or (b) the outstanding awards will become exercisable in full for at least 30 days prior to the effective date of the merger, consolidation, liquidation, sale or other disposition and, for options granted prior to May 31, 2003, the Committee may elect to cancel the awards in exchange for payment to the award holders in cash of an amount equal to the estimated fair market value of the canceled awards, as determined by our independent financial advisor. The amount paid to a holder of cancelled awards under those circumstances may exceed the difference between the award’s exercise price and the value of the per share consideration received by our common shareholders in connection with the merger, consolidation, liquidation or sale or other disposition of assets. If upon merger, consolidation, liquidation, sale or other disposition, employee awards are assumed by a successor entity, director awards must also be assumed.

No Repricing

The Proposed Director Plan does not permit the reduction of the exercise price of awards granted under the Proposed Director Plan, and no award may be granted in exchange for, or in connection with, the cancellation or surrender of an award having a higher exercise price or less favorable vesting schedule, without the approval of a majority of the shareholders.

Duration of the Proposed Director Plan

The Proposed Director Plan provides that it will expire on May 31, 2013, instead of October 1, 2005, as previously specified in the Director Plan, although shares of common stock can be issued after that date pursuant to awards granted prior to that date.

Amendment and Termination

The Board of Directors may amend or terminate the Proposed Director Plan at any time, except that no amendment of the Proposed Director Plan may become effective without the approval of the shareholders if such amendment increases the maximum number of shares that may be purchased pursuant to the Proposed Director Plan, changes the purchase price of awards issued under the Proposed Director Plan, or changes the term or the expiration date of awards issued under the Proposed Director Plan.

Federal Income Tax Information

The following is a general summary under current law of the material federal income tax consequences to BRE and participants in the Proposed Director Plan with respect to the grant and exercise of restricted stock, options and SARs under the Proposed Director Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

We advise all participants to consult their own tax advisor as to the specific tax consequences of participating in the Proposed Director Plan.

Options.    Options granted under the Proposed Director Plan are nonstatutory stock options. Nonstatutory stock options granted under the Proposed Director Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionholder or BRE by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the option exercise price. Generally, BRE will be entitled (subject to the requirement of reasonableness) to a business expense deduction equal to the taxable ordinary income realized by the optionholder. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

Share Appreciation Rights.    SARs granted under the Proposed Director Plan generally have the following federal income tax consequences:

The grant of a SAR is generally not a taxable event for the holder. Upon exercise of the SAR, the holder will recognize ordinary income in an amount equal to the amount of cash or stock received upon such exercise, and BRE will be entitled to a deduction in the same amount.

Restricted Stock Awards.    Restricted stock awards granted under the Proposed Director Plan generally have the following federal income tax consequences:

The grant of restricted stock is not a taxable event. When restrictions imposed upon the restricted stock expire, the holder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of such expiration over the purchase price, if any, for the shares. The holder may, however, elect within 30 days after the date of acquisition to recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on such shares, over the purchase price, if any, for the shares. If and when the holder recognizes ordinary income attributable to the restricted stock, the Company will be entitled to a deduction in the same amount.

New Plan Benefits

Non-Employee Directors’ Stock Option and Restricted Stock Plan(1)

Name and Position	Dollar Value ($)(2)		Number of Units
Chairman of the Board/Lead Director	105,000	(3)	(4)
Committee Chairman	77,000	(5)	(4)
Each Non-Executive Director	70,000		(4)
All Non-Executive Directors as a Group	609,000		(4)

(1)	Only non-employee directors of BRE are eligible to participate in the Proposed Director Plan. Currently BRE has eight non-employee directors, all of whom are eligible to receive restricted stock, option and/or SARs on May 31, 2003.
(2)	The dollar value of the annual restricted stock grants and option and/or SAR grants under the Proposed Director Plan are fixed under the Proposed Director Plan and are described above.
(3)	Consists of automatic restricted stock grants and option and/or SAR grants pursuant to the provisions of the Proposed Director Plan and the additional discretionary awards for which the Chairman of the Board/Lead Director is eligible.
(4)	Consists of restricted stock grants and option and/or SAR grants pursuant to the provisions of the Proposed Director Plan. The number of units is not discernible since the size of each grant is based on the fair market value of BRE’s common stock on the date of grant.
(5)	Consists of automatic restricted stock grants and option and/or SAR grants pursuant to the provisions of the Proposed Director Plan and the additional awards for which Committee Chairmen are eligible.

Vote Required for Approval; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, provided that the total vote cast on the matter represents more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the Proposed Director Plan. The Board of Directors has unanimously approved the Proposed Director Plan and unanimously recommends that shareholders vote FOR the Proposed Director Plan. If the Proposed Director Plan is not approved by the shareholders, the Director Plan as previously in effect will remain in effect.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2002, for all of our equity compensation plans, including our Amended and Restated 1992 Employee Stock Plan, our 1999 Stock Incentive Plan and our Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan:

Equity Compensation Plan Information

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column(a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,917,597	$28.89	1,746,530
Equity compensation plans not approved by security holders	—	—	—
Total	3,917,597	$28.89	1,746,530

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(Proxy Item No. 3)

Subject to ratification by the shareholders, the Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of BRE for the year ended December 31, 2003. Fees for the last annual audit and quarterly reviews were $528,097 and all other fees were $394,208.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, if a quorum is present, is sufficient to ratify such selection. The Board unanimously recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation at the next Annual Meeting of Shareholders must submit the proposal to BRE Properties, Inc., 44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809, Attention: Secretary. Such proposal must be received not later than November 24, 2003 for inclusion in BRE’s proxy statement and form of proxy relating to next year’s Annual Meeting and provided that the proposals are in compliance with applicable laws and regulations.

Shareholder proposals to be presented at the 2003 Annual Meeting outside the process of Rule 14a-8 of the Securities and Exchange Commission’s Proxy Rules must be received by BRE on or before February 27, 2004 or such notice will be considered untimely under Rule 14a-4(c)(1) of the Commission’s Proxy Rules.

A description of the business experience of the other executive officers of BRE is contained in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. To view the report free of charge, please go to our website at www.breproperties.com.

OTHER MATTERS

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.

By Order of the Board of Directors

April 4, 2003

UPON WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, BRE WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 44 MONTGOMERY STREET, 36th FLOOR, SAN FRANCISCO, CA 94104-4809, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THIS REQUEST MUST INCLUDE A REPRESENTATION BY THE SHAREHOLDER THAT AS OF MARCH 15, 2003, THE SHAREHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

ANNEX A

BRE PROPERTIES, INC.

SECOND AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN

(as amended and restated as of February 27, 2003)

1.    Purpose of the Plan.    The purpose of the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (the “Plan”) is to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage them to devote their utmost effort and skill to the advancement and betterment of the Company, and to permit them to participate in the ownership of the Company through stock compensation which may be in conjunction with cash compensation. This plan amends and restates the Company’s Amended and Restated Non-Employee Director Stock Option Plan, as amended January 27, 2000.

2.    Definitions.    As used in the Plan and the related Award agreements, the following terms will have the meaning stated below:

(a)  “Award” means any Option, Share Appreciation Right or Restricted Shares granted pursuant to the Plan.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Chairman of the Board” is defined in Section 9(a).

(d)  A “Change in Control” occurs when any person or group, together with its affiliates and associates (other than the Company or any of its subsidiaries or employee benefit plans), acquires direct or indirect beneficial ownership of 32 percent or more of the then outstanding Shares or commences a tender or exchange offer for 40 percent or more of the then outstanding Shares. The terms “group,” “affiliates,” “associates” and “beneficial ownership” shall have the meanings ascribed to them in the rules and regulations under the Exchange Act.

(e)  “Code” means the Internal Revenue Code of 1986, as amended.

(f)  “Committee” means the Board or its Compensation, Nominating and Governance Committee duly appointed by the Board to administer the Plan.

(g)  “Committee Chairman” is defined in Section 9(b).

(h)  “Company” means BRE Properties, Inc., a Maryland corporation.

(i)  “Exchange Act” means the Securities Exchange Act of 1934.

(j)  “Exercise Price” means the price to be paid for Shares upon exercise of a Share Appreciation Right.

(k)  The “Fair Market Value” of a Share on any date means the closing price per Share on the New York Stock Exchange, or, in the event that the Company ceases to be listed on the New York Stock Exchange, any other exchange or listing on which the Company’s Shares may be traded in the future, for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

(l)  “Lead Director” is defined in Section 9(a).

(m)  “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(n)  “Option” means an option to purchase Shares.

(o)  “Optionee” means the holder of an Option.

(p)  “Option Price” means the price to be paid for Shares upon exercise of an Option.

(q)  “Plan” is defined in Section 1.

(r)  “Restricted Shareholder” is defined in Section 5(a).

(s)  “Restricted Shares” means Shares subject to the terms, conditions and restrictions set forth in Section 5(b).

(t)  “Share Appreciation Right” means a right granted pursuant to Section 7.

(u)  “Shares” means shares of common stock $.01 par value per share of the Company.

(v)  “Subsidiary” means any corporation or other entity in which the Company owns, directly or indirectly, more than 50 percent of the total combined voting power.

3.    Administration of the Plan.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the power to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it.

4.    Shares Subject to Plan.    The maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 2,300,000, subject to adjustment in accordance with Section 10. In the event that any outstanding Option, or other right to acquire Shares under any other Award under the Plan, shall expire or terminate for any reason, the Shares allocable to the unused portion of that Award will again be available for additional Awards under the Plan. If an Award is exercised by delivery of Shares as permitted by Section 8(c)(iii), only the number of Shares issued upon exercise net of the Shares so delivered shall be deemed utilized for purposes of determining the maximum number of Shares available for future Awards under the Plan. If any Restricted Shares are forfeited by a Director in accordance with the provisions of Section 5(b)(iii), such Restricted Shares shall be restored to the total number of shares available for Awards pursuant to the Plan.

5.    Restricted Share Grants.

(a)  Grants of Restricted Shares as Compensation for Non-Employee Directors.     On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, each Non-Employee Director automatically shall be granted the number of whole Restricted Shares calculated by dividing $35,000 by the Fair Market Value of the Company’s Shares on such date. Fractional Shares shall be paid in cash. Upon making such an award, the Company shall cause Restricted Shares to be issued and registered in the Company’s records in the name of the person to whom Restricted Shares are awarded (“Restricted Shareholder”).

(b)  Terms and Conditions of Restricted Shares

(i)  Restrictions.    Restricted Shares shall be subject to forfeiture upon such terms and conditions, e.g. continued service and performance goals, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time Restricted Shares are awarded. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares, including upon a Change in Control.

(ii)  Vesting of Restricted Shares.    The Restricted Shares awarded pursuant to the Plan shall become fully vested one year after the grant date of such Award, subject to the Restricted Shareholder’s continuing service as a director, chairman or committee member, as the case may be; provided, that if a Restricted Shareholder voluntarily terminates his or her services as a director prior to the one year anniversary of the grant date of any Restricted Stock Award, such Restricted Shareholder shall become vested in such number of Restricted Shares subject to such Award as is determined by multiplying (A)  1/12 of the number of Restricted Shares subject to such Award, by (B) the number of full calendar months following the grant date of such Award during which the Restricted Shareholder continued to serve as a director; provided, further, that upon a Change in Control, all unvested Restricted Shares shall become fully vested.

(iii)  Forfeiture of Restricted Shares.    In the event of the forfeiture of any Restricted Shares, the Company shall have the right to reacquire all or any portion of such Shares, as determined by the Committee in its sole discretion, without the payment of consideration in any form to such Restricted Shareholder, and the Restricted Shareholder shall unconditionally forfeit any right, title or interest to such Restricted Shares. All forfeited Restricted Shares shall be transferred and delivered to the Company. The Committee may, in its sole discretion, waive in writing the Company’s right to reacquire some or all of a holder’s Restricted Shares, whereupon such Shares shall become fully vested in such Restricted Shareholder.

(iv)  Escrow.    In order to administer the provisions of this Section 5(b), the stock certificates evidencing Restricted Shares, although issued in the name of the Restricted Shareholder, shall be held by the Company in escrow subject to delivery to the Restricted Shareholder upon vesting. A person’s receipt of an award of Restricted Shares pursuant to the Plan shall constitute the grant of irrevocable power of attorney to the Company to permit the transfer and delivery to the Company of any or all Restricted Shares which are forfeited to the Company.

(v)  Dividends on Restricted Shares.    While the Restricted Shares are held in escrow, all cash dividends the Company pays on the Restricted Shares shall be subject to such terms, conditions and restrictions on payment as the Committee shall determine, and shall be delivered directly to the Restricted Shareholder or otherwise held in the manner specified by the Committee. Share dividends or other dividends in kind on any Restricted Shares held in escrow shall be paid into such escrow in the name of the Restricted Shareholder and shall be subject to the same restrictions on disposition and forfeiture provisions applicable to the Restricted Shares on which such dividends were paid.

6.    Option Grants.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, each Non-Employee Director automatically shall be granted Options and/or Share Appreciation Rights to purchase Shares such that such Options and/or Share Appreciation Rights have, in the aggregate, a value of approximately $35,000 as determined by the Black Scholes Valuation Model, or another accepted valuation model as determined by the Committee, utilizing the same assumptions then employed by the Company for the valuation of stock options under its other incentive plans. Fractional Shares shall be paid in cash. The valuation shall be calculated as of the date of grant of such Awards. The allocation of each such annual grant among Options and Share Appreciation Rights shall be made by the Committee, in its sole discretion.

7.    Share Appreciation Rights.

(a)  Grant of Stock Appreciation Rights.    In the Committee’s sole discretion, the Committee may provide that a Share Appreciation Right may be granted to any Non-Employee Director (a) in connection and simultaneously with the grant of an Option granted pursuant to Section 6(a) or Section 9, (b) with respect to a previously granted Option granted pursuant to Section 6(a) or Section 9, or (c) independent of an Option and in lieu of all or a portion of the Options to be granted pursuant to Section 6(a) or Section 9. A Share Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

(b)  Coupled Stock Appreciation Rights.

(i)  A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable. A CSAR shall be subject to the terms and conditions applicable to the related Option as described in Section 8.

(ii)  A CSAR may be granted to the Non-Employee Director for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(iii)  A CSAR shall entitle the Non-Employee Director (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefore an amount determined by multiplying the difference obtained by subtracting the Option Price from the Fair Market Value of a Share on the date of exercise of the CSAR by the number of Shares with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

(c)  Independent Stock Appreciation Rights.

(i)  An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option. An ISAR may only be issued in lieu of Options issuable pursuant to Section 6(a) or Section 9 and shall be subject to the terms and conditions described in Section 8 below. An ISAR shall cover such number of Shares as the Committee may determine.

(ii)  An ISAR shall entitle the Non-Employee Director (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a Share on the date of exercise of the ISAR by the number of Shares with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

(d)  Payment and Limitations on Exercise.

(i)  Payment of the amounts determined under Section 7(b)(iii) and 7(c)(ii) above shall be in cash, in Shares (based on the Fair Market Value per Share as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Shares it shall be made subject to satisfaction of all provisions of Section 8 below.

(ii)  Holders of Share Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

8.    Terms and Conditions of Options.

(a)  Options.    The Options granted hereunder will not be “incentive stock options” under Section 422 of the Code. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the Option period, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan.

(b)  Share Appreciation Rights.    Each Share Appreciation Right Agreement shall state the number of Shares subject to the Share Appreciation Right, the Exercise Price, the period during which the Share Appreciation Right may be exercised, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan.

(c)  Reload Grants.    At the Committee’s discretion, in the event an Optionee (1) exercises, in whole or in part, any Option granted under this Plan (including an Option granted under this Section 8(c)) by delivering (or attesting to ownership of) Shares instead of paying cash, as permitted by subparagraph 8(d)(iii), or (2) pays tax withholding by delivering Shares, or having Shares withheld, as permitted by subparagraph 8(d)(vii), the Optionee, if then still a Non-Employee Director, shall automatically receive on the date of such exercise a new Option (a “Reload Option”) to purchase additional Shares equal to the number of Shares so delivered to, or withheld by, the Company. The Reload Option shall have an exercise price equal to the Fair Market Value per Share on the date the Reload Option is granted, shall expire the same date as the expiration date of the original Option so exercised, and shall vest and become exercisable if the Optionee holds all of the new Shares purchased (net of Shares withheld to pay taxes) under the original Option until the first to occur of (i) 18 months after grant of the Reload Option or (ii) 12 months before the expiration of the Reload Option. However, a Reload Option shall vest sooner upon the occurrence of any of the following: (a) a Change in Control, (b) the Optionee’s retirement from the Board, or (c) the Optionee’s death, disability, or personal hardship as determined by the Committee.

(d)  Additional Terms and Conditions.    Options and Share Appreciation Rights granted under the Plan shall be subject to the following:

(i)  Option Price/Exercise Price.    The price to be paid for Shares upon the exercise of an Option or Share Appreciation Right shall be 100% of the Fair Market Value of the Shares on the date the Award is granted.

(ii)  Expiration of Option or Share Appreciation Right.    No Option or Share Appreciation Right shall be exercisable after the expiration of ten years from the date of grant.

(iii)  Payment of Option Price.    Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full (i) in cash or (ii) by delivery to the Company (including delivery by attestation of ownership) of Shares owned by the Optionee and valued at Fair Market Value on the date of exercise; provided that, any such already-owned Shares delivered to pay the exercise price, if originally acquired by the Optionee from the Company, shall have been held at least six months.

(iv)  Vesting and Exercisability of Options and Share Appreciation Rights.    Each Option and Share Appreciation Right granted under the Plan shall vest as to  1/12 of the shares subject to the Option or Share Appreciation Right on each monthly anniversary date beginning on the grant date of the Option or Share Appreciation Right, subject to the recipient’s continuing service as a director, chairman or committee member, so that an Option or Share Appreciation Right shall have become fully vested one year after the grant date; provided that upon a Change in Control, all unvested Options and Share Appreciation Rights shall become fully vested.

(v)  Termination of Director Status.    Termination of an Award holder’s status as a director of the Company shall not affect the ability of the Award holder or his or her estate to exercise, until the expiration date thereof, any Options or Share Appreciation Rights which have vested prior to the termination date.

(vi)  Rights as Shareholder.    No Non-Employee Director shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the stock certificates for such Shares are delivered to him or her.

(vii)  Tax Withholding.    Option and Share Appreciation Right exercises are subject to withholding of all applicable taxes, which withholding shall be satisfied by the Award holder’s cash remittance or (unless the Committee determines otherwise) through the delivery or surrender to the Company of Shares, valued at Fair Market Value, which the Award holder owned prior to exercise; provided that, any such already-owned Shares delivered to pay withholding taxes, if originally acquired by the Award holder from the Company, shall have been held at least six months.

(viii)  Transferability of Options and Share Appreciation Rights.    Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short-swing profit provisions of Section 16(b) of that Act, Options and Share Appreciation Rights granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative.

9.    Additional Awards for Chairman of the Board/Lead Director and Committee Chairmen.

(a)  Chairman of the Board/Lead Director.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, any Non-Employee Director who is serving as chairman of the board of directors of the Company (“Chairman of the Board”) or lead director (“Lead Director”) may be granted, in the Committee’s sole discretion, additional Awards up to an aggregate value of $35,000. The dollar value of any additional Awards granted to the Chairman of the Board or Lead Director pursuant to this section shall be divided equally between Restricted Shares, on the one hand, and Options and/or Share Appreciation Rights, on the other hand. The allocation of Options and/or Share Appreciation Rights used to satisfy the foregoing grant shall be determined by the Committee, in its sole discretion. The valuation shall be calculated as of the date of grant of such Awards.

(b)  Committee Chairmen.    On May 31 (or the next business day thereafter if May 31 falls on a weekend or holiday) in each year for so long as the Plan remains in effect, each Non-Employee Director who is serving as a chairman of any committee duly established by the Board (each a “Committee Chairman”) shall be granted (i) Restricted Shares calculated by dividing $3,500 by the Fair Market Value of the Company’s common stock on such date to be held under the restrictions set forth in Section 5(b), and (ii) Options and/or Share Appreciation Rights to purchase Shares such that such Options having, in the aggregate, a value of approximately $3,500 as determined by the Black Scholes Valuation Model, or another accepted valuation model as determined by the Committee, utilizing the same assumptions then employed by the Company for the valuation of stock options and share appreciation rights under its other incentive plans. Fractional Shares shall be paid in cash. The valuation shall be calculated as of the date of grant of such Awards. The allocation of Options and/or Share Appreciation Rights used to satisfy the grant in clause (ii) above shall be determined by the Committee, in its sole discretion.

10.    Capital Adjustments.    In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change in capitalization shall be made with respect to the total number of Shares in respect of which Award may be granted under the Plan, the number of Shares covered by each outstanding Award and the purchase price per share under each Award; however, any fractional Shares resulting from any such adjustment shall be eliminated.

11.    Reorganization.    If the Company merges or consolidates with another entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets (a “Reorganization”) while unexercised Awards remain outstanding under the Plan, then either (a) after the effective date of the Reorganization, each holder of any outstanding Award shall be entitled, upon exercise of an Award, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the Reorganization, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Award may be exercised; or (b) all Awards, from and after a date at least 30 days prior to the effective date of the Reorganization, shall be exercisable in full and all outstanding Awards granted prior to May 31, 2003 which are so exercisable prior to the effective date of such Reorganization may be canceled by the Committee in its discretion, as of such effective date, against payment to the holder of cash in an amount equal to the estimated fair value of the Awards so canceled, computed to recognize the additional value (if any) the holder may have realized beyond the effective date of a Reorganization, to be determined by the Company’s independent financial advisor. If, in connection with a Regorganization, holders of options outstanding under any employee stock option plan maintained by the Company are entitled to benefits comparable to those set forth in clause (a) of the proceeding sentence, then each holder of an outstanding Award shall also be entitled to the benefits set forth in clause (a) of the preceding sentence.

12.    Exchange Act Section 16.    Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

13.    Duration of the Plan.    This Second Amended and Restated Plan, as amended and restated as of February 27, 2003, shall be deemed effective on May 31, 2003, if no later than May 31, 2003, the Plan has been approved by the affirmative vote of a majority of the outstanding shares of voting stock of the Company present and voting in person or by proxy at a duly held shareholder meeting. If not so approved, the Plan, as previously amended shall remain in effect. The Plan shall terminate on May 31, 2013, but may be sooner terminated by the Board at any time. Expiration, termination or amendment of the Plan will not affect any Awards then outstanding.

14.    Amendment of the Plan.    Subject to the rules and regulations of the New York Stock Exchange or, in the event that the Company ceases to be listed on the New York Stock Exchange, any other exchange or listing on which the Company’s Shares may be traded in the future and to the extent permitted by law, the Board may amend or terminate the Plan at any time (including, but not limited to, the power to amend the dollar amount of Awards granted pursuant to Sections 5(a), 6(a) and 9); provided, however, that no such amendment shall, without the approval of the holders of a majority of the outstanding shares of voting stock of the Company present in person or by proxy and voting at a duly held shareholder meeting, (i) increase the maximum number of Shares which may be awarded pursuant to the Plan, (ii) change the purchase price of any Award, or (iii) change the exercise period or increase the time limitation on the grant of Awards under the Plan.

15.    Prohibition on Repricing.    Notwithstanding any provision in this Plan to the contrary, absent the approval of the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held shareholder meeting, no Option or Share Appreciation Right may be amended to reduce the Option Price per share of the shares subject to such Option or the exercise price of such Share Appreciation Right, as applicable, below the Option Price or exercise price as of the date the Option or Share Appreciation Right is granted. In addition, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, Share Appreciation Right or other award having a higher Option Price or exercise price.

ANNEX B

AMENDED AND RESTATED CHARTER AND POWERS OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF BRE PROPERTIES, INC.

Organization

This Charter and Powers (“Charter”) of the Audit Committee (“Committee”) was prepared and approved by the Board of Directors (“Board”) of BRE Properties, Inc. (“Company”) on October 25, 1999, and was amended by the Board of Directors on March 2, 2001 and March 27, 2003, to serve as a guideline for the Committee. The Committee shall be comprised of at least three Directors who are independent of management. Members of the Committee shall be considered independent if they satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1) and have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. A member of the Committee who receives compensation from the Company solely for his or her service on the Board or who receives benefits under a tax qualified retirement plan may be considered independent. No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

All Committee members will be financially literate, and at least one member will have accounting or related financial expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

The members of the Committee shall be elected by the Board on the recommendation of the Executive Committee at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Committee members may be removed from the Committee, with or without cause, by the Board.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling its responsibilities to the shareholders relating to the reliability and integrity of the accounting policies, financial reporting, internal audit functions, internal accounting controls and financial disclosure practices of the Company. Further, in conjunction with counsel and the independent auditor, the Committee shall review, as it deems appropriate, the adequacy of and compliance with the system of internal controls of the Company, including compliance by the Company with applicable laws, regulations and Company policies relating to accounting, financial reporting and financial disclosure.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

The Committee shall remain flexible in response to changing conditions. Not by way of limitation, the Committee shall have the following specific powers and duties:

1.	Holding such regular meetings as may be necessary and such special meetings as may be called by the Chair of the Committee. The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor. The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee. All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

2.	Be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

3.

Pre-approve engagements of the independent auditor before the independent auditor is engaged by the Company to render audit or non-audit services. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre- non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

4.	Obtaining a clear understanding with management and the independent auditor that the independent auditor and internal auditor are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

5.	Reviewing, at least annually, the independence and performance of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review, the Committee shall:

(i)  Obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues;

(ii)  Discuss with the auditors their independence from management and the Company and the matters included in the written disclosures by the Independence Standards Board;

(iii) Obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and considering the impact that any relationships or services may have on the objectivity and independence of the independent auditor;

(iv)  Confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

(v)  Consider whether the Company should adopt a policy of rotating of the annual audit among independent auditing firms;

(vi)  Consider, if applicable, whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

6.	Conferring with the independent auditor and the internal auditor concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing the independent auditor’s annual engagement letter as appropriate; and directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance.

7.	Reviewing and discussing with the Board and management, the independent auditor and internal auditor, the scope of each annual audit, procedures to be followed, budget and the staffing of each audit, significant risks and exposures, audit activities and significant audit findings, as well as any other issues that either the independent auditor or internal auditor believes warrants the Committee’s attention.

8.	Reviewing the range and cost of audit and non-audit services performed by the independent auditor.

9.

Reviewing and discussing with management and the independent auditor the financial statements to be included in the Company’s Annual Report on Form 10-K and the independent auditor’s opinion rendered with respect to such financial statements, including A) major issues regarding accounting principles and financial statement presentation, including reviewing the nature and extent of any significant changes in the Company’s selection of accounting principles or the application therein and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. Reviewing and discussing with management and the independent auditor the interim financial statements prior to the filing of Company’s Quarterly Report on Form 10-Q. Discussing generally with management and the independent auditor earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

10.	Preparing and providing to the Company the report from the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

11.	Obtaining from the independent auditor and internal auditor their recommendations, if any, regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient, if any.

12.	Providing an independent, direct line of communication between the Board and the internal auditor and independent auditor.

13.	Reviewing, separately, with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

14.	Discussing, separately, with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

15.	Discussing, separately, with the independent auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as then in effect.

16.	Based on the review and discussions with management and the independent auditor regarding the annual audited financial statements and the SAS No. 61 matters, as well as the disclosures received from the independent auditor regarding its independence and discussions regarding the same, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

17.	Reviewing the appointment and replacement of the internal auditor and discussing with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

18.	Discussing with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

19.	Discussing with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

20.	Discussing with the Company’s outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

21.	Discussing with management the Company’s policies with respect to risk assessment and risk management, including, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

22.	Implementing clear policies for the company for hiring employees or former employees of the independent auditor.

23.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishing procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

24.	Reviewing the procedures established by the Company that monitor compliance by the Company with its loan and indenture covenants and restrictions.

25.	Through its Chair, reporting regularly to, and reviewing with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

26.	Maintaining minutes or other records of meetings and activities of the Committee.

27.	Reviewing, at least annually, the powers of the Committee and reporting and making recommendations to the Board on these responsibilities.

28.	Performing, at least annually, an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

29.	Conducting or authorizing investigations into any matters within the Committee’s scope of responsibilities. The Committee shall, at its own discretion, retain independent counsel, accountants, or other advisors (accounting, financial or otherwise) to assist it in the conduct of any investigation.

30.	The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

31.	Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

32.	Reviewing and reassessing this Charter, at least annually, and making and submitting recommendations to the Board regarding its revision when and as necessary.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

(continued from other side)

1.	Election of Directors Nominees:	FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
	01 William E. Borsari; 02 Edward E. Mace; and 03 Frank C. McDowell	☐	☐	2.	Approval of the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)				3.	Ratification of selection of Ernst & Young LLP as Independent Auditors for the year ended December 31, 2003.	☐	☐	☐

The undersigned by executing below acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and reverses any proxy heretofore given with respect to such meeting.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

								☐ WILL ATTEND
						If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.		☐

Votes MUST be indicated in Black or Blue Ink.

Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

Signature	Signature	Date	, 2003

Please sign exactly as name appears on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/bre		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.breproperties.com

PROXY CARD

BRE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank C. McDowell, John McMahan and Edward F. Lange, Jr., or any of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of BRE Properties, Inc., that the undersigned is entitled to vote at the Annual Meeting of Shareholders of BRE Properties, Inc. The Annual Meeting will be held at the Omni San Francisco Hotel, 500 California Street, San Francisco, California at 10:00 a.m., Pacific Daylight Time, on May 22, 2003, and at any adjournment thereof. The shares entitled to be voted by me (us) will be voted as instructed below and on the other side of this card. By signing this Proxy, the undersigned also authorizes each designated proxy to vote at his discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted FOR election of all nominees for Director, FOR Item 2, and FOR Item 3, and in the discretion of each designated proxy on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

(Continued, and to be marked, signed and dated on the reverse side).

Address Change/Comments (Mark the corresponding box on the reverse side)

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